SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             January 3, 2005

NASSDA CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-33291	77-0494462
(Commission File Number)	(I.R.S. Employer Identification No.)

2650 San Tomas Expressway, Santa Clara, California	95051
(Address of Principal Executive Offices)	(Zip Code)

(408) 988-9988

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 3, 2005, Nassda Corporation (“Nassda”) and certain directors, officers and employees of Nassda who are individual defendants in the litigation captioned Synopsys, Inc. v. An-Chang Deng, Nassda Corporation et al.; Superior Court of the State of California, County of Santa Clara; No. CV 787950, entered into amended and restated indemnification agreements (the “Agreements”) which amended the existing indemnification agreements (the “Original Agreements”) between each of the individual defendants and Nassda dated November 30, 2004, which were entered into in connection with the execution of the Agreement of Merger dated as of November 30, 2004 by and among Synopsys, Inc. (Synopsys”), North Acquisition Sub, Inc., a wholly owned subsidiary of Synopsys (“Merger Sub”) and Nassda.  The Agreements clarify that the Original Agreements will not be terminated as a result of the compliance by the individual defendants with certain requirements contained in an Agreement to Settle Litigation dated November 30, 2004 between Synopsys and the individual defendants.  The foregoing description of these agreements does not purport to be complete and is qualified in its entirety by reference to such agreements, forms of which are filed as Exhibit 2.13.2 and Exhibit 2.13.3 hereto and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits

Exhibit	Description

2.13.2	Form of Amended and Restated Indemnification Agreement dated January 3, 2005 between Nassda Corporation and certain employees of Nassda Corporation
2.13.3	Form of Second Amended and Restated Indemnification Agreement dated January 3, 2005 between Nassda Corporation and each of An-Chang Deng and Sang S. Wang

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2005

NASSDA CORPORATION

	By:	/s/ Sang S. Wang
Sang S. Wang
Chairman and Chief Executive Officer

	By:	/s/ Tammy S. Liu
Tammy S. Liu
Chief Financial Officer and Vice President, Finance and Administration